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                                                                    Exhibit 3.38

                            ARTICLES OF ORGANIZATION
                                       OF

                                MTH-CAVALIER, LLC

                  Pursuant to A.R.S. Section 29-632, the undersigned states as follows:

1.       The name of the limited liability company is MTH-Cavalier, LLC.

2. The address of the registered office in Arizona is 8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255, located in the County of Maricopa.

3. The statutory agent's name and address are C. Timothy White, Esq., c/o Greenberg Traurig, LLP, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016.

4. Management of the limited liability company is reserved to the Members. The name and address of the sole Member at the time of formation of the limited liability company are Monterey Homes Construction, Inc., 8501
         E. Princess Drive, Suite 290, Scottsdale, Arizona 85255.

Dated:  December 19, 2002               Signed:/s/ Harry J. Friedman
                                               -------------------------
                                               Harry J. Friedman, Esq.

                  The undersigned, having been designated to act as Statutory Agent, hereby consents to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

                                               /s/ C. Timothy White
                                               ------------------------
                                               C. Timothy White, Esq.